SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

INTEGRAL VISION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, on Thursday, May 23, 2002, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect six Directors;

2.	To amend the articles of incorporation of the Company to increase the authorized common stock from 15,000,000 to 20,000,000; and

3.	To transact such other business as may properly come before the meeting.

      In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 22, 2002. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

MAX A. COON
Secretary

Farmington Hills, Michigan

May 1, 2002

YOUR VOTE IS IMPORTANT

      YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

       This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 23, 2002 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about May 3, 2002 to all holders of record of common stock of the Company as of the close of business on March 22, 2002.

PURPOSE OF THE MEETING

      The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to amend the Company’s articles of incorporation and to transact such other business as may properly come before the meeting.

VOTING

      Common Stock with no par value is the only voting stock of the Company. Holders of record at the close of business on March 22, 2002 are entitled to one (1) vote for each share held. As of March 22, 2002, the Company had 9,429,901 shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

      All shares represented by proxies shall be voted “FOR” each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

      Directors are elected by plurality vote, meaning that the six persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

      It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors is currently composed of six members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to three additional directors could be appointed at such later date by the Board.

      The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

			Served as
Name	Present Position with the Company and Principal Occupation	Age	Director Since

Craig A. Black	Director of Integral Vision Inc.; Vice President and Chief Technology Officer of Eaton Corporation, an Ohio-based, diversified, industrial manufacturer	50	2001
Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	67	1978
Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	61	1978
Samuel O. Mallory	Director of Integral Vision, Inc.; Investor	69	2001
Vincent Shunsky	Treasurer and acting Chief Financial Officer of Integral Vision, Inc.; Director, Treasurer and Vice President of Finance of Maxco, Inc.	53	1978
William B. Wallace	Director of Integral Vision, Inc.; Senior Managing Director of Equity Partners, Ltd., a Troy, Michigan based private investment banking firm	57	1990

      All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years with the exception of the following:

      Charles J. Drake resigned his position as President of the Company in February 1998. He continues to serve as the Chairman and Chief Executive Officer of the Company as he has since 1978.

      Messrs. Coon, Drake and Shunsky are also Directors of Maxco, Inc., the stock of which is traded on the Nasdaq Stock Market.

      During the period ended December 31, 2001, there were a total of seven meetings of the Board of Directors. Max A. Coon and Craig A. Black were the only nominees who attended fewer than 75% of the meetings held during the period.

      The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company’s Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the period ended December 31, 2001 to establish compensation criteria and levels and to grant options. The Company does not have a standing nominating committee.

Audit Committee Report.

      For the year ended December 31, 2001 the board of directors appointed an Audit Committee whose members were William B. Wallace, Craig A. Black and Samuel O. Mallory. The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during the year ended December 31, 2001.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

William B. Wallace
Craig A. Black
Samuel O. Mallory

Director Compensation

      Directors who are not officers of the Company receive $200 for each meeting attended. In addition, Mr. Wallace has a consulting agreement with the Company pursuant to which he has agreed to provide consulting services to the Company for so long as he holds office as a director. Mr. Wallace earned $9,600 for such consulting services during the fiscal year.

EXECUTIVE OFFICERS

      The following table sets forth information concerning the Executive Officers of the Company.

			Served as
Name	Present Position with the Company and Principal Occupation	Age	Officer Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	61	1978
Mark R. Doede	President and Chief Operating Officer of Integral Vision, Inc.	44	1989
Arthur D. Harmala	Vice President of Marketing of Integral Vision, Inc.	58	1995
Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	67	1978
Vincent Shunsky	Treasurer, acting Chief Financial Officer and Director of Integral Vision, Inc.; Treasurer, Vice President of Finance and Director of Maxco, Inc.	53	1978

      All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as stated above and as follows:

      Mark R. Doede was appointed as President and Chief Operating Officer of the Company in February 1998. Prior to that time, Mr. Doede served as Vice President and Chief Operating Officer of the Welding Products Division of the Company since 1996 and served the Company in various other capacities since 1980.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors (the “Committee”) consists of Max A. Coon and Vincent Shunsky. Messrs. Coon and Shunsky, although officers of the Company, are also officers and directors of Maxco, Inc., are paid by Maxco, Inc. and receive no compensation from the Company. Mr. Charles J. Drake, the Company’s Chief Executive Officer, is a director of Maxco, Inc.

Overview and Philosophy

      The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

      The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

      The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Executive Officer Compensation Program

      The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

      Due to the Company’s circumstances, base salary levels for the Company’s executive officers were unchanged from the prior year.

Stock Option Program

      The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

      In June 1999 a stock option plan allowing the issuance of options on up to 500,000 shares of the Company’s common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment.

      The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and nonemployees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten year terms and can have exercise restrictions established by the committee.

      A stock option plan authorizing options on 500,000 shares of common stock of the Company on substantially the same terms was approved by the Shareholders in 1995.

Deferred Compensation

      Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

      The Company provides medical benefits to the executive officers that are generally available to Company employees. In addition, executive officers may be provided with other benefits, such as life insurance and automobiles. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for fiscal 2001.

Chief Executive Officer

      Charles J. Drake has served as the Company’s Chief Executive Officer since 1978. His base salary for the 2001 year was $160,000. No bonus was paid to Mr. Drake for 2001. In August 2001, the Compensation Committee determined to forgive $100,000 of a note which Mr. Drake owed to the Company. Additionally, the Compensation Committee agreed to provide Mr. Drake with 400,000 shares of unregistered common stock of the Company, subject to specified restrictions on resale, which had a market value as of the date of grant of $56,000.

      Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

THE COMPENSATION COMMITTEE

Max A. Coon
Vincent Shunsky

Summary Compensation Table

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2001 year exceeded $100,000:

					Long Term
		Annual			Compensation
		Compensation
							All Other
		Salary		Bonus	Options		Comp(1)
Name and Principal Position	Year	($)		($)	(#)		($)

Charles J. Drake	2001	160,000		0	0		156,000	(2)
Chief Executive Officer	2000	160,000		0	0		520
	1999	160,000		0	350,000	(3)	500

Mark R. Doede	2001	120,000	(4)	0	0		100,000	(5)
President and	2000	120,000		0	0		520
Chief Operating Officer	1999	120,000		0	100,000		500

Arthur D. Harmala	2001	100,000		0	0		1,200
Vice President of Marketing	2000	100,000		0	0		1,266
	1999	100,000		0	30,000		1,176

(1)	Unless otherwise indicated, compensation in this category represents the Company’s 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan.

(2)	Includes $100,000 in forgiveness of a portion of a note owed to the Company and $56,000 representing the fair market value of 400,000 shares of the Company’s unregistered common stock awarded to Mr. Drake.

(3)	250,000 of these options are not exercisable until Integral Vision common stock reaches certain stated levels, as follows:

Stock Price	Number of Shares Exercisable

$6	100,000
$8	100,000
$10	50,000

Mr. Drake relinquished options to purchase 150,000 shares in 2001 in order to permit options to be granted to other employees. This included the 50,000 options above which would have become exercisable when Integral Vision common stock reached $10 and 100,000 which were granted in 1997. In addition, Mr. Drake relinquished options to purchase an additional 144,000 shares in January 2002, which were the options which would have become exercisable at $8 and 44,000 of the options which would have become exercisable at $6.

(4) $92,769 of Mr. Doede’s compensation was deferred until February 2002.

(5) Represents $100,000 in forgiveness of a portion of a note owed to the Company.

Options

      The following table summarizes option grants during 2001 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

Option Grants During 2001

	Individual Grants
					Potential Realizable Value at Assumed
			% of Total		Annual Rates of Stock Price
			Options		Appreciation for Option Term
	Options		Granted to	Exercise or
	Granted		Employees in	Base Price	Expiration
Name	(#)		Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Charles J. Drake	0	(1)
Mark R. Doede	100,000		29.9%	0.14	08-01-11	23,383	40,152
Arthur D. Harmala	40,000		11.9%	0.14	08-01-11	9,353	16,061

(1)	Mr. Drake relinquished options to purchase 150,000 shares to permit options to be granted to other employees.

      The following table summarizes the value of the options held by the executive officers named in the Summary Compensation Table above as of December 31, 2001. No options were exercised by such persons during 2001.

Year End Option Values

			Value of Unexercised
	Number of Unexercised		In-the-Money Options at
	Options at FY-End		FY-End

Name	Exercisable/Unexercisable		Exercisable/Unexercisable

Charles J. Drake	150,000/200,000	(1)	$0/	0
Mark R. Doede	226,000/0		$0/	0
Arthur D. Harmala	104,000/0		$0/	0

(1)	These options are not exercisable until Integral Vision common stock reaches certain stated levels, as follows:

Stock Price	Number of Shares Exercisable

$6	100,000
$8	100,000

      In January 2002, Mr. Drake relinquished the options to acquire 100,000 shares which would have become exercisable at $8 and 44,000 of the remaining options which would have become exercisable at $6.

Transactions With Management and Others

      Charles J. Drake, the Chairman and CEO of the Company, was indebted to the Company during 2001, with the largest aggregate amount of such indebtedness being $412,911. This debt was incurred by Mr. Drake in order to exercise options to purchase 150,000 shares of the Company’s common stock and to satisfy certain personal obligations and is evidenced by promissory notes bearing interest at 9%. At March 31, 2002, the amount of this indebtedness was $22,629.

      Mark R. Doede, the President and COO of the Company, was indebted to the Company during 2001 with the largest aggregate amount of such indebtedness being $280,162. This debt was incurred by Mr. Doede in order to satisfy certain personal obligations and is evidenced by a promissory note bearing interest at 9%. At March 31, 2002, the amount of this indebtedness was $67,527.

      Maxco, Inc., the Company’s principal shareholder, advanced the Company $138,855 in 2001 to permit the Company to meet its obligations. This loan is evidenced by a written document and provides for interest at the rate of prime plus 0.5%. The Company believes that the terms of this transaction are at least as favorable as it could obtain from outside sources.

Compliance with Reporting Requirements

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership. During the year ended December 31, 2001, all required reports were filed in a timely manner.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) (1), the Dow Jones Industrial Technology Index (2) and the Russell 2000 Index (3) over the same period, assuming the investment of $100 in the Company’s Common Stock, the NASDAQ Index, the Industrial Technology Index and the Russell 2000 Index on December 31, 1996, and reinvestment of all dividends.

(1)	The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2)	The Dow Jones Industrial Technology Index is composed of companies whose technology and high-tech products are primarily directed toward industrial production and/or quality control.

(3)	The Russell 2000 Index is composed of the 2,000 smallest companies, having a median market capitalization of approximately $410 million, in the Russell 3000 Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of March 31, 2002 regarding the beneficial ownership of the Company’s Common Stock by (i) the Principal Shareholder (Maxco, Inc.), (ii) the only other beneficial owners of more than 5% of the Company’s outstanding stock that are known to the Company, (iii) each of the Company’s Directors, (iv) each of the Company’s Executive Officers listed in the Summary Compensation Table, above, and (v) all Officers and Directors of the Company as a group.

Amount and Nature of Beneficial Ownership

	Sole Voting and		Shared Voting and
	Investment Power		Investment Power		Percent

Maxco, Inc.	2,673,663	(1)			27.11%
1118 Centennial Way
Lansing, MI 48917
State Street Bank and Trust Company	1,287,054	(2)			12.01%
as Trustee of the Textron Master Trust
One Enterprise Drive
North Quincy, MA 02171
J.N. Hunter	230,000	(3)	719,353	(3)	9.27%
Industrial Boxboard Corporation 2249 Davis Court Hayward, California 94545
Charles J. Drake	1,691,500	(4)			15.92%
Max A. Coon	474,500	(5)			4.96%
Mark R. Doede	255,136	(6)			2.64%
Arthur D. Harmala	106,000	(7)			1.11%
Vincent Shunsky	21,183	(5)	2,000		*
Craig A. Black	20,000	(8)			*
Samuel O. Mallory	28,000	(9)			*
William B. Wallace	21,000	(10)	3,000		*
All Directors and Officers as a Group (8 persons)	2,617,319	(11)	5,000		23.55%

*	Beneficial ownership does not exceed 1%.

(1)	Includes warrants for the purchase of 433,058 shares of Integral Vision Common Stock.

(2)	Represents warrants for the purchase of Integral Vision Common Stock.

(3)	Includes warrants for the purchase of 814,353 shares of Integral Vision Common Stock, including warrants for the purchase of 150,000 shares held by Industrial Boxboard Corporation, of which Mr. Hunter and his spouse are the sole shareholders, and warrants for the purchase of 514,353 shares held by the corporation’s Employee Profit Sharing Plan, of which Mr. and Mrs. Hunter are the sole trustees. In addition, the corporation holds 4,000 shares of the Integral Vision common stock and 51,000 shares are held by the Employee Profit Sharing Plan. The balance of the shares and warrants are held by Mr. Hunter in his IRA.

(4)	Includes 150,000 shares on which Mr. Drake holds options which he is eligible to exercise and warrants for the purchase of 1,050,000 shares of Integral Vision Common Stock.

(5)	Includes warrants for the purchase of 150,000 shares of Integral Vision stock held by Mr. Coon as custodian under the Uniform Transfers to Minors Act. Does not include shares of the Company held by Maxco, Inc., of which Mr. Coon is the President and Chairman of the Board and the owner of 31.3% of its common stock, or shares of the Company held by the Maxco, Inc. Employee Profit Sharing Plan of which Messrs. Coon and Shunsky are trustees.

(6)	Includes 226,000 shares on which Mr. Doede holds options which he is eligible to exercise.

(7)	Includes 104,000 shares on which Mr. Harmala holds options which he is eligible to exercise.

(8)	Represents 20,000 shares on which Mr. Black holds options which he is eligible to exercise.

(9)	Includes 10,000 shares on which Dr. Mallory holds options which he is eligible to exercise.

(10)	Includes 2,000 shares on which Mr. Wallace holds options which he is eligible to exercise.

(11)	Includes 512,000 shares on which six officers or directors hold options which they are eligible to exercise and warrants for the purchase of 1,200,000 shares of Integral Vision Common Stock held by two officers.

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

      The Company proposes to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000. The Company currently has 9,429,901 shares outstanding. However, as the following table demonstrates, when the number of shares which the Company is obligated to reserve for issuance under the Company’s employee stock option plans and for presently outstanding warrants for the purchase of common stock is considered, almost all of the authorized shares are exhausted:

Shares Outstanding at 3-31-02	9,429,901
Shares Reserved for Outstanding Options	1,074,000
Shares Reserved for Outstanding Warrants	4,310,000

Total Committed Shares	14,813,901
Total Available Shares	186,099

      In addition, certain of the warrant holders have the right to increase the number of shares they are entitled to purchase upon the occurrence of specified events. Although the warrant price for those holders is much higher than the current market price for the Company’s stock, assuming those warrants were to be exercised today, those warrant holders would be entitled to purchase 401,876 additional shares. Therefore, if these warrants were exercised, the Company would have exceeded its authorized shares by 215,777 shares.

      The additional authorized shares which the Company is asking the shareholders to approve would bring the Company into compliance with its obligations to reserve sufficient common stock for issuance under its employee stock option plans and outstanding warrants. In addition, it would leave 4,784,223 which the Company would have available for the future.

      While there are no immediate plans for issuance of any additional shares of common stock, it is anticipated that the availability of these shares will afford the Company added flexibility in raising capital or in future acquisitions when such opportunities present themselves.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Moore Stephens Doeren Mayhew served the Company as its independent auditors for the year ended December 31, 2001. The Company periodically evaluates its external audit requirements and will make a decision based on cost, response time and quality of services available. A representative of Moore Stephens Doeren Mayhew is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

      During the year ended December 31, 2001, Moore Stephens Doeren Mayhew billed the Company for its services as follows:

Audit Fees. $50,660 for aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year.

All Other Fees. $15,959 for the aggregate fees billed for services to the Company other than the above. These services related to tax compliance services and services for audits of the Company’s employee benefits plans.

      The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above is compatible with maintaining the independence of Moore Stephens Doeren Mayhew.

SHAREHOLDER PROPOSALS

      Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 20, 2002, for inclusion in the Company’s proxy statement and proxy form for that meeting. Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next Annual Meeting unless it is received by the Company by March 5, 2003, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

      Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, telephone 248-471-2660. Shareholders at a shared address who wish to received multiple copies of the Company’s proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

OTHER BUSINESS

      The management knows of no other matters that may come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

MAX A. COON
Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 23, 2002.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (Integral Vision) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan on May 23, 2002, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS		For All Nominees	With- hold	For All Except
	C. Black	S. Mallory
	M. Coon	V. Shunsky	_____	_____	_____
	C. Drake	W. Wallace

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except”box and strike a line through the Name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s)

2.	AMENDMENT TO ARTICLES OF INCORPORATION

                                  The Company is authorized to amend its articles of incorporation to increase the number of shares of common stock which it is authorized to issue from 15,000,000 to 20,000,000.

For_______________	Against_______________	Abstain_______________

3.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

________

RECORD DATE SHARES:

Please be sure to sign and date this Proxy. DATED:               , 2002

Shareholder sign here                                                                     Co-owner sign here